UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2010

BIOMET, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Indiana	001-15601	35-1418342
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

56 East Bell Drive

Warsaw, Indiana 46582

(Address of Principal Executive Offices, Including Zip Code)

(574) 267-6639

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On January 6, 2011, the Company issued a press release with respect to results for the second fiscal quarter of fiscal 2011. The press release attached hereto as Exhibit 99.1 is incorporated by reference herein.

The earnings release attached as Exhibit 99.1 includes non-GAAP financial measures that differ from financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures may not be comparable to similar measures reported by other companies and should be considered in addition to, and not as a substitute for, or superior to, other measures prepared in accordance with GAAP. Management exercises judgment in determining which types of charges or other items should be excluded from non-GAAP measures. Management uses this non-GAAP information internally to evaluate the performance of the core operations, establish operational goals and forecasts that are used in allocating resources and to evaluate the Company’s performance period over period. Additionally, Biomet’s management is evaluated on the basis of some of these non-GAAP financial measures when determining achievement of their incentive compensation performance targets. The Company believes that its disclosure of these non-GAAP financial measures provides investors greater transparency to the information used by Biomet management for its financial and operational decision-making and enables investors to better understand the Company’s period-to-period operating performance.

The non-GAAP financial measures included in the press release consist of net sales excluding the impact of foreign currency (constant currency), operating income as adjusted, net income as adjusted, free cash flow, unlevered free cash flow, net debt, Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), Adjusted EBITDA (as defined by our credit agreement, the method to calculate this is likely to be different from methods used by other companies), gross profit as adjusted, selling, general and administrative expense as adjusted, research and development expense as adjusted, senior secured leverage ratio, total leverage ratio and total leverage ratio (net debt). Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included elsewhere in the press release.

The term “as adjusted,” a non-GAAP financial measure, refers to financial performance measures that exclude certain income statement line items, such as interest, taxes, depreciation or amortization and/or exclude certain expenses as defined by our credit agreement, such as restructuring charges, non-cash impairment charges, integration and facilities opening costs or other business optimization expenses, new systems design and implementation costs, certain start-up costs and costs related to consolidation of facilities, certain non-cash charges, advisory fees paid to the private equity owners, certain severance charges, purchase accounting costs, stock-based compensation and payments, litigation costs, and other related charges.

The leverage ratios provide a measure of the Company’s financial ability to meet its debt service obligations. The Company believes these ratios provide valuable insight to understanding how Biomet management manages its operations and financial position with respect to its debt obligations.

The following is an explanation of each of the items, as permitted by our credit agreement that management excluded from one or more of the non-GAAP financial measures used in this press release and the reasons for excluding each of these items:

Impact of Foreign Currency. The Company excludes the foreign currency impact on net sales information compared to prior year results primarily because it is not reflective of the ongoing operating results and is not used by management in evaluation of net sales performance. The Company further believes this information is useful to investors in that it provides period over period comparability. The impact of foreign currency exchange rates is calculated by translating actual current period net sales at the prior year exchange rate. These results are used to determine year-over-year percentage increase or decrease that excludes the impact of changes in foreign currency exchange rates.

Purchase Accounting Depreciation and Amortization. Depreciation and amortization related to the Merger are excluded in non-GAAP measures as they are not reflective of the Company’s ongoing operational performance or liquidity. The Company further believes the exclusion of this information in the applicable non-GAAP financial measure is useful to investors in that it provides period over period comparability.

Share-Based Payment. Stock-based compensation expense is excluded from non-GAAP measures primarily because it is a non-cash expense. The Company further believes that excluding this item is useful to investors in that it facilitates comparisons to competitors’ operating results.

Litigation Settlements and Reserves and Other Legal Fees. The Company excludes litigation related expenses from non-GAAP measures that are not reflective of the Company’s ongoing operational performance. The Company further believes this information is useful to investors in that it provides period over period comparability.

Operational Restructuring and Consulting Expenses Related to Operational Improvement Initiatives. Restructuring charges relate principally to employee severance and facility consolidation costs resulting from the closure of facilities and other workforce reductions attributable to our efforts to reduce costs. Operational restructuring charges also include abnormal manufacturing variances related to temporary redundant overhead costs within the Company’s plant network as the Company continues to rationalize and move production to its larger operating locations in order to increase manufacturing efficiency. The Company excludes these costs from non-GAAP measures primarily because they are not reflective of the ongoing operating results and they are not used by management to assess ongoing operational performance. The Company further believes the exclusion of this information in the applicable non-GAAP financial measure is useful to investors in that it provides period over period comparability.

Sponsor Fee. Upon completion of the Merger, the Company entered into a management services agreement with certain affiliates of the Sponsors, pursuant to which such affiliates of the Sponsors or their successors assigns, affiliates, officers, employees, and/or representatives and third parties (collectively, the “Managers”) provide management, advisory, and consulting services to the Company. Pursuant to such agreement, the Managers received a transaction fee equal to 1% of total enterprise value of the Transactions for the services rendered by such entities related to the Transactions upon entering into the agreement, and the Sponsors receive an annual monitoring fee equal to 1% of the Company’s annual Adjusted EBITDA (as defined in our credit agreement) as compensation for the services rendered and reimbursement for out-of-pocket expenses incurred by the Managers in connection with the agreement and the Transactions. The Company excludes these costs from non-GAAP measures primarily because they are not reflective of the ongoing operating results and they are not used by management to assess ongoing operational performance. The Company further believes the exclusion of this information in the applicable non-GAAP financial measure is useful to investors in that it provides period over period comparability.

The following is an explanation of each of the other items that management excluded from one or more of the non-GAAP financial measures used in this press release and the reasons for excluding each of these items:

Tax Effect on Special and Purchase Accounting Items. This amount is used to present the impact of the above non-GAAP adjustments on net income, as adjusted.

Net Debt. Net debt is the sum of the Company’s total debt less cash and cash equivalents and short-term investments. The Company believes net debt provides a useful measure of the Company’s liquidity and overall debt position.

The Company is furnishing the information contained in Item 2.02 of this report, including the press release attached hereto as Exhibit 99.1, pursuant to Item 2.02 of Form 8-K promulgated by the Securities and Exchange Commission (the “SEC”). This information shall not be deemed to be “filed” with the SEC or incorporated by reference into any other filing with the SEC.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 31, 2010, the Board of Directors and stockholders of the Company’s parent company, LVB Acquisition, Inc. (“Parent”), approved and adopted Amendment No. 1 (the “Amendment”) to LVB Acquisition, Inc. Management Equity Incentive Plan (the “Plan”). The Amendment increased the maximum number of shares of common stock, par value $0.01 per share, of Parent that may be issued under the Plan by 1,000,000 shares to an aggregate of 38,520,000 shares available for issuance under the Plan. The Amendment is being filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Document

10.1	Amendment No. 1 to LVB Acquisition, Inc. Management Equity Incentive Plan

99.1	Press Release issued January 6, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2011

BIOMET, INC.

/S/ BRADLEY J. TANDY
By:	Bradley J. Tandy
Its:	Senior Vice President, General Counsel and Secretary